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                                                                      Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation of our report by reference in the Registration Statements (Form S-8 Nos. 33-18140, 33-21250, 33-24197, 33-38719, 33-38720,
33-62658, 333-42353, 333-46469, 333-61279, 333-61281 and 333-61389 and Form S-3
No. 333-47493) of Applied Power Inc. and in the related prospectuses, dated August 26, 1998 on the consolidated financial statements of Rubicon Group plc as at May 31, 1998 and for the year then ended, which report is included in this Current Report on Form 8-K/A of Applied Power Inc. dated December 11, 1998, filed with the Securities and Exchange Commission.


/s/ PricewaterhouseCoopers
--------------------------
PRICEWATERHOUSECOOPERS
Chartered Accountants and Registered Auditors
Birmingham, England
December 11, 1998

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